As filed with the Securities and Exchange Commission on April 2, 2004
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                              HOLLYWOOD MEDIA CORP.
             (Exact name of registrant as specified in its charter)

          Florida                                     65-0385686
---------------------------------        -------------------------------------
(State or other jurisdiction of          (IRS Employer Identification Number)
incorporation or organization)

    2255 Glades Road, Suite 221-A                Mitchell Rubenstein
      Boca Raton, Florida 33431               Chief Executive Officer
         (561)998-8000                          Hollywood Media Corp.
  (Address of registrant's principal         2255 Glades Road, Suite 221-A
executive offices, including zip code)         Boca Raton, Florida 33431
                                             Telephone No. (561) 998-8000
                                             Facsimile No. (561) 998-2974
                                         ----------------------------------
                                        (Name and address of agent for service,
                                             including telephone number)

                              HOLLYWOOD MEDIA CORP.
                           2000 STOCK INCENTIVE PLAN
                                       and
                              HOLLYWOOD MEDIA CORP.
                          DIRECTORS STOCK OPTION PLAN
                            (Full title of the plans)

================================================================================


                         CALCULATION OF REGISTRATION FEE

                                                               Proposed Maximum         Proposed Maximum          Amount Of
       Title of Securities                 Amount To            Offering Price         Aggregate Offering        Registration
         To Be Registered              Be Registered (1)         Per Share (2)              Price (2)                Fee
-----------------------------------    ------------------     --------------------    ----------------------    ---------------

COMMON STOCK,
              $.01 PAR VALUE           1,965,287 shares             $ 3.43                  $ 6,740,935            $ 855.00


(1) This Registration Statement covers (a) 1,765,287 additional shares of common stock, par value $.01 per share ("Common Stock") of Hollywood Media Corp., a Florida corporation (the "Registrant") that may be offered or sold pursuant to the Hollywood Media Corp. 2000 Stock Incentive Plan (the "2000 Plan") (1,000,000 shares were previously registered for the 2000 Plan pursuant to a Form S-8 registration filed June 1, 2001), and (b) 200,000 additional shares of Common Stock of the Registrant that may be offered or sold pursuant to the Hollywood Media Corp. Directors Stock Option Plan (the "Directors Plan" and together with the 2000 Plan, the "Plans") (100,000 shares were previously registered for the Directors Plan pursuant to Form S-8 registrations filed June 1, 2001 and October 23, 1996, respectively). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also includes (i) an indeterminate number of additional shares of Common Stock that may be offered, issued, or sold pursuant to the Plans as a result of stock splits, stock dividends, anti-dilution provisions or similar transactions, and (ii) an indeterminate amount of interests in such Plans to be offered or sold pursuant to such Plans, if and to the extent applicable.

(2) Estimated solely for the purpose of determining the registration fee and calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of $3.43 per share, which was the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market on March 26, 2004.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
----------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents (or portions thereof, as indicated) previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

(b)      the Registrant's Current Report on Form 8-K filed on February 17, 2004;
         and

(c) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(d) the description of Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such reports and documents.

         For purposes of this Registration Statement, any document or any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Brian Walsh, Associate General Counsel of the Registrant, who is giving an opinion upon the validity of the shares of Common Stock being registered under this Registration Statement, holds a stock option to purchase shares of Common Stock that was issued to him in 2002 under one of the Registrant's stock option plans in connection with the commencement of his employment.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act (the "FBCA") to indemnify its directors and officers to the extent permitted in the FBCA against liability which a director or officer may incur in his or her capacity as such. The Registrant's Articles of Incorporation, as amended, provide that the Registrant shall indemnify its officers and directors to the fullest extent not prohibited by law. The Registrant has entered into indemnification agreements with each of its directors and executive officers wherein it agreed to indemnify each of them to the fullest extent permitted by law, and the Registrant may from time to time enter into other agreements with such persons regarding such indemnification.

         The provisions of the FBCA that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, the FBCA does not permit indemnification of a director or officer under certain circumstances, including in the event that a judgment or other final adjudication establishes that his or her actions or omissions were material to the cause of action so adjudicated and constitute: (a) violations of criminal laws, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) in the case of a director, a circumstance under which the director has liability for voting for or assenting to an unlawful distribution, and (d) willful misconduct or conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Pursuant to certain registration rights agreements, each of the Registrant and certain of the selling shareholders has agreed to indemnify the others and their directors, officers, agents and representatives against certain liabilities that may be incurred in connection with the offering contemplated thereby, including certain liabilities under the Securities Act.

         The Registrant has obtained and presently intends to maintain in effect directors' and officers' liability insurance policies providing customary coverage for its directors and officers against losses and liabilities incurred by them in their capacities as directors and officers of the Registrant.

         The above discussion of the Registrant's Articles of Incorporation, indemnification agreements, and Florida laws, is only a general summary and is respectively qualified in its entirety by such documents and laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT  DESCRIPTION
-------  -----------
4.1      Registrant's Third Amended and Restated Articles of Incorporation(1)
4.2      Registrant's Bylaws(2)
4.3      Form of Common Stock Certificate(3)
4.4 Rights Agreement dated as of August 23, 1996 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent(4)
4.5 Amendment No. 1, dated as of December 9, 2002, to Amended and Restated Rights Amendment dated as of August 23, 1996 between Hollywood Media Corp. and American Stock Transfer & Trust Company. (5)
5.1      Opinion and Consent of Counsel
23.1     Consent of Independent Certified Public Accountants
23.2     Information regarding Audit Report and Consent of Arthur Andersen LLP
23.3 Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
24.1     Power of Attorney (included on signature pages hereof)
99.1     Hollywood Media Corp. 2000 Stock Incentive Plan, as amended
         October 30, 2003
99.2     Hollywood Media Corp. Directors Stock Option Plan, as amended
         May 1, 2003

--------------------------------------------------------------------------------

(1) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

(2) Incorporated by reference from the exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

(3) Incorporated by reference to the exhibit filed with the Registrant's Registration Statement on Form SB-2 (No. 33-69294).

(4) Incorporated by reference to Exhibit 1 filed with the Registrant's Current Report on Form 8-K filed with the Commission on October 20, 1999.

(5) Incorporated by reference from the exhibit filed with the Registrant's Current Report on Form 8-K filed on December 10, 2002.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 2, 2004.

                                         HOLLYWOOD MEDIA CORP.

                                         By: /s/ Mitchell Rubenstein
                                             --------------------------
                                             Mitchell Rubenstein
                                             Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Mitchell Rubenstein and Laurie S. Silvers, each of them singly, his or her true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, and he or she hereby ratifies and confirms all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                      TITLE                      DATE
         ---------                      -----                      ----

/s/ Mitchell Rubenstein        Chairman of the Board and       April 2, 2004
---------------------------    Chief Executive Officer
Mitchell Rubenstein            (Principal executive officer)

/s/ Laurie Silvers             Vice Chairman of the Board,     April 2, 2004
---------------------------    President and Secretary
Laurie Silvers

/s/ Scott Gomez                Vice President of Finance       April 2, 2004
---------------------------    and Accounting
Scott Gomez                    (Principal financial and
                               accounting officer)

/s/ Harry T. Hoffman           Director                        April 2, 2004
---------------------------
Harry T. Hoffman

/s/ Robert E. McAllan          Director                        April 2, 2004
--------------------------
Robert E. McAllan

/s/ Deborah J. Simon           Director                        April 2, 2004
---------------------------
Deborah J. Simon

               INDEX OF EXHIBITS FILED HEREWITH

EXHIBIT  DESCRIPTION

   5.1   Opinion and Consent of Counsel
  23.1   Consent of Independent Certified Public Accountants
  23.2   Information regarding Audit Report and Consent of Arthur Andersen LLP
  23.3 Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
  24.1   Power of Attorney (included on signature pages hereof)
  99.1   Hollywood Media Corp. 2000 Stock Incentive Plan, as amended
         October 30, 2003
  99.2   Hollywood Media Corp. Directors Stock Option Plan, as amended
         May 1, 2003